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                                                                   Exhibit 23(b)

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 Registration Statement No. 333-32644 of CheckFree Holdings Corporation on Form S-4 of our report dated August 9, 1999, appearing in the Information Statement/Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Information Statement/Prospectus.


/s/ Deloitte & Touche LLP

Atlanta, Georgia
April 17, 2000